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                                                                 EXHIBIT 10.11.1

Form of Amendatory Agreement



                          FORM OF AMENDATORY AGREEMENT
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          This Amendatory Agreement (this "Agreement") is made as of November 1,
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1999, by and among Official Payments Corporation (formerly, U.S. Audiotex
Corporation), a Delaware corporation (the "Company"), Imperial Bank ("Imperial")
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and Brian W. Nocco (the "Executive").
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                                    RECITALS
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          WHEREAS, the Company, Imperial and the Executive entered into an
Employment Agreement ("Employment Agreement") dated as of September 30, 1999, pursuant to which the Executive agreed to serve as the Chief Financial Officer of the Company and as a member of its Board of Directors (the "Board");
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          WHEREAS, the parties wish to amend Section 4.3 of the Employment
Agreement in the manner provided herein;

          WHEREAS, Section 12.2 of the Employment Agreement reserves the right of the parties to amend the Employment Agreement pursuant to a written agreement by the parties;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Employment Agreement shall be amended effective as of November 1, 1999, as follows:

          1. "Section 4.3" of the Employment Agreement shall be renumbered "Section 4.3.1" and all references and cross-references thereto shall be renumbered accordingly.

          2.  A new Section 4.3.2 entitled "Special Long-Term Incentives" shall
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be added to the Employment Agreement following Section 4.3.1, as renumbered, and shall read in its entirety as follows:

          Section 4.3.2  Special Long-Term Incentives.  On the earliest to occur
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of the following dates: (i) November 1, 2000; (ii) the date as of which the
Company's Chairman and Chief Executive Officer, in his discretion, shall have determined that the Executive has satisfied the performance goals specified in Appendix A hereto; or (iii) the date as of which the Company shall have entered into a definitive agreement for a Change in Control of the Company (hereinafter, the "Option Grant Date"), the Company shall grant the Executive options to
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acquire shares of common stock equal to one-half of one percent (.5%) of the
Fully Diluted Common Stock of the Company outstanding as of the IPO Date (inclusive of the options granted to the Executive pursuant to this Section and Section 4.3.1 hereof). The options granted hereunder will be non-transferable and shall be exercisable at any time for a ten year period after the Grant Date. One-half of the options granted pursuant to this Section 4.3.2 shall have an exercise price of $1.33 per share and the balance shall have an exercise price equal to the IPO offering price per share. All of the option shares shall initially be unvested and subject to repurchase by the
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Company at the applicable exercise price paid per share. Subject to Section 8 hereof, the Executive shall acquire a vested interest in, and the Company's repurchase right shall accordingly lapse with respect to, one-third of the option shares granted pursuant to this Section 4.3.2 on the first anniversary of the Grant Date and the remaining option shares shall vest, and the Company's repurchase right shall lapse, in a series of twenty four (24) successive equal monthly installments during the Employment Period. Following termination of the Employment Period, the Executive shall acquire a vested interest in, and the Company's repurchase right shall terminate with respect to, all of any unvested option shares for which the Company did not exercise its repurchase right within thirty (30) days following such termination. Executive shall be entitled to pay the exercise price of such options in the same manner and on the same terms as the Company offers to members of its senior management who receive similar options.

          3. The Employment Agreement shall be further amended by annexing at the end thereof "Appendix A," a copy of which is attached hereto.
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          4.  Except where specifically amended herein, the Employment Agreement entered into among the parties effective as of September 30, 1999, is hereby ratified and confirmed and shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendatory Agreement on the day and year first above written.



                                 OFFICIAL PAYMENTS CORPORATION
                                 (FORMERLY U.S. AUDIOTEX CORPORATION)

                                 By:
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                                    Name:  Thomas R. Evans
                                    Title: Chairman & CEO



                                 ----------------------------------------
                                    Brian W. Nocco

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                                   APPENDIX A
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               PERFORMANCE GOALS FOR THE CHIEF FINANCIAL OFFICER
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          The following performance goals shall apply to the Executive for purposes of Section 4.3.2 of the Employment Agreement.

          I. Establishment of a fully functioning accounting system at the Company's headquarters in Stamford, Connecticut. The Executive will be responsible for transferring the Company's current accounting system from its headquarters in San Ramon, California to its new corporate headquarters, expected to be established in Stamford, Connecticut.

          II. Establishment of a treasury management system including an investment program for excess cash. The Executive will be responsible for establishing an accounts receivable, accounts payable and cash management system for the Company at its new corporate headquarters, expected to be in Stamford, Connecticut.

          III. Development of an investor relations program for the upcoming year. The Executive will be responsible for developing an investor relations program to foster responsive communications with the Company's shareholders, potential investors and analysts in the securities industry.

          IV. Development of a budget and forecasting reporting system. The Executive will be responsible for developing a company-wide budget and forecasting system at its corporate headquarters expected to be in Stamford, Connecticut.

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